UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

COLONY NORTHSTAR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2017, CNI NRE Advisors, LLC (unless the context requires otherwise, together with its affiliates, the “Asset Manager”), a Delaware limited liability company and an indirect subsidiary of Colony NorthStar, Inc. (the “Company”), entered into an Amended and Restated Asset Management Agreement with NorthStar Realty Europe Corp., a Maryland corporation (“NRE”), effective as of January 1, 2018 (the “Amended Management Agreement”). Under the Amended Management Agreement, the Asset Manager is generally responsible for managing NRE’s day to day operations, subject to the supervision and management of NRE’s board of directors. The Asset Manager is required to provide NRE with a management team and other appropriate employees and resources necessary to manage NRE.

Term and Renewals

The Amended Management Agreement provides for an initial term (beginning January 1, 2018) of five years (the “Initial Term”), with subsequent automatic renewals for additional three-year terms, unless either party provides notice to the other party of its intention to decline to renew the agreement at least six months prior to the expiration of the then-current term.

During the Initial Term, NRE can only terminate the Amended Management Agreement for certain specified events (as described in the Amended Management Agreement) which include, but are not limited to: (i) certain acts of fraud, misappropriation, embezzlement, uncured gross negligence or uncured bad faith breaches of the Amended Management Agreement, in each case, by the Asset Manager which result in a material adverse effect on NRE, (ii) commencement of bankruptcy or insolvency proceedings relating to the Asset Manager that are not dismissed within 60 days, (iii) dissolution of Asset Manager, (iv) a final determination by a court or the Internal Revenue Service that a provision of the Amended Management Agreement caused or will cause NRE to fail to qualify as a REIT and Asset Manager refuses to amend the Amended Management Agreement within 60 days in a manner that would allow NRE to qualify as a REIT. As used in this paragraph, “Asset Manager” refers to CNI NRE Advisors, LLC.

If NRE elects not to renew the Amended Management Agreement at the end of a term, it will be obligated to pay the Asset Manager a termination fee (the “Termination Fee”) equal to three times the amount of the base management fees earned by the Asset Manager over the four recent quarters immediately preceding the non-renewal. In addition, if at any time after the Initial Term, NRE undergoes a “change of control” (as defined in the Amended Management Agreement), NRE may elect to terminate the agreement but upon any such termination it will be obligated to pay the Termination Fee to the Asset Manager.

Assignment

The Amended Management Agreement provides that in the event of a change of control of the Asset Manager or other event that could be deemed an assignment of the Amended Management Agreement, NRE will consider such assignment in good faith and not unreasonably withhold, condition or delay its consent. The Amended Management Agreement further provides that NRE anticipates consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and over $10 billion of assets under management. The Amended Management Agreement also provides that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction by NRE or the Asset Manager, directly or indirectly, the surviving entity will succeed to the terms of the Amended Management Agreement.

Base Management Fee

Pursuant to the Amended Management Agreement, beginning January 1, 2018, NRE is obligated to pay the Asset Manager a base management fee per annum equal to:

•	1.50% of NRE’s EPRA NAV (as defined in the Amended Management Agreement) for EPRA NAV amounts up to and including $2.0 billion; plus

•	1.25% of the NRE’s EPRA NAV on any EPRA NAV amount exceeding $2.0 billion.

The base management fee is payable, quarterly in arrears, in cash.

Incentive Fee

In addition to the base management fee, NRE is obligated to pay the Asset Manager an incentive fee, if any (the “Incentive Fee”), with respect to each measurement period equal to twenty percent (20%) of: (i) the excess of (a) NRE’s Total Stockholder Return (as defined in the Amended Management Agreement, which includes stock price appreciation and dividends received and is subject to a high watermark price established when a prior incentive fee is realized) for the relevant measurement period, above (b) a 10% cumulative annual hurdle rate, multiplied by (ii) NRE’s Weighted Average Shares (as defined in the Amended Management Agreement) during the measurement period. The first measurement period for the incentive fee will begin January 1, 2018 and end on December 31 of the applicable calendar year and subsequent measurement periods will begin on January 1 of the subsequent calendar year. Subject to the conditions set forth in Section 4(d) of the Amended Management Agreement for common stock payments, NRE may elect to pay the Incentive Fee, if any, in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by NRE in the open market or a combination thereof. Any shares of common stock delivered by NRE will be subject to lock-up restrictions that will be released in equal 1/3 increments on each anniversary of the end of the measurement period with respect to which such incentive fee was earned. In calculating the value of the shares of NRE’s common stock paid in satisfaction of the Incentive Fee obligation, the shares of restricted common stock will be valued at the higher of: (i) the volume weighted average trading price per share for the ten consecutive trading days (as defined in the Amended Management Agreement) ending on the trading day prior to the date the payment is due and (ii) NRE’s EPRA NAV per share, based on its most recently published EPRA NAV and the Weighted Average Shares as of the end of the period with respect to which such EPRA NAV was published.

Costs and Expenses

NRE is responsible to pay (or reimburse the Asset Manager) for all of its direct, out of pocket costs and expenses of NRE as a stand alone company incurred by or on its or its subsidiaries behalf, all of which must be reasonable, customary and documented. Internalized Service Costs (as defined below) are not intended to be covered costs and expense under this provision and are subject to the limits described in the next paragraph.

In addition to the expenses described in the prior paragraph, for each calendar quarter, beginning with the first quarter of 2018, NRE is obligated to reimburse the Asset Manager for (i) all direct, reasonable, customary and documented costs and expenses incurred by the Asset Manager for salaries, wages, bonuses, payroll taxes and employee benefits for personnel employed by the Asset Manager: (a) who solely provide services to NRE which prior to January 1, 2018 were provided by unaffiliated third parties, including accounting and treasury services or (b) who were hired by the Asset Manager after January 1, 2018 but who solely provide services to NRE in respect of one of the categories of services previously internalized pursuant to clause (a) and who were not hired in connection with any event which otherwise resulted in an increase to NRE’s net asset value (such costs and expenses set forth in clauses (i) and (ii), the “Internalized Service Costs”), plus (ii) 20% of the amount calculated under clause (i) to cover reasonable overhead charges with respect to such personnel, provided that NRE shall not be obligated to reimburse the Asset Manager for such costs and expenses to the extent they exceed the following quarterly limits:

•	0.0375% of NRE’s aggregate gross asset value as of the end of the prior calendar quarter (excluding cash and cash equivalents and certain other exclusions) as calculated for purposes of determining EPRA NAV (“GAV”), for GAV amounts to and including $2.5 billion, plus

•	0.0313% of GAV amounts between $2.5 billion and $5.0 billion, plus

•	0.025% of GAV amounts exceeding $5.0 billion.

If the Asset Manager’s actual Internalized Service Costs during any quarter exceed the quarterly limit described in the preceding paragraph (the cumulative excess amounts, if any, in respect of each quarter during a calendar year, the (“Quarterly Cap Excess Amount”), NRE is obligated to reimburse the Asset Manager on an annual basis for an amount equal to the lesser of (i) the Quarterly Cap Excess Amount and (ii) the sum of the amounts, if any, determined for each quarter within such calendar year by which Internalized Services Costs in respect of such quarter were less than the quarterly limits described in the prior paragraph.

Equity Based Compensation

In addition, NRE expects to make annual equity compensation grants to its management team and other employees of the Asset Manager, provided that the aggregate annual grant amount, type and other terms of such equity compensation must by approved NRE’s Compensation Committee. The Asset Manager will have discretion in allocating the aggregate grant among NRE’s management and other employees of the Asset Manager.

Under the Amended Management Agreement, beginning with NRE’s 2018 annual stockholders’ meeting, the Asset Manager will have the right to nominate one director (who is expected to be one of NRE’s current directors employed by the Asset Manager) to NRE’s board of directors.

Transaction Expenses

NRE agreed to pay for up to $2.5 million of fees and expenses payable by the Asset Manager to its external financial advisors in connection with the negotiation and execution of the Amended Management Agreement.

The foregoing description of the Amended Management Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Amended Management Agreement, which is included as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Events.

The information set forth in the above Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the entry into the Amended Management Agreement, NRE provided the Company and its subsidiaries with an ownership waiver under its Articles of Amendment and Restatement, allowing the Company and its subsidiaries to purchase up to 45% of its common stock (the “Waiver Letter”). Pursuant to the Waiver Letter, the Company and its subsidiaries agreed that for all matters submitted to a vote of NRE’s stockholders, to the extent the Company and its subsidiaries own more than 25% of NRE’s common stock (such shares owned by the Company and its subsidiaries in excess of the 25% threshold, the “Excess Shares”), the Company and its subsidiaries will vote the Excess Shares in the same proportion that the remaining shares of NRE not owned by the Company and its subsidiaries are voted. If the Amended Management Agreement is terminated, then beginning on the third anniversary of such termination, the threshold described in the prior sentence will be reduced from 25% to 9.8%.

The Waiver Letter provides that the exemption from the ownership limitation shall automatically be revoked upon breach by the Company or any of its affiliates of certain conditions outlined therein. If at such time the Company and its subsidiaries own more than 9.8% of NRE’s common stock, the Waiver Letter provides that the exemption will remain in effect for 180 days following the breach (or such longer period as determined by NRE’s board of directors) (the “Extension Period”) to allow the Company and its subsidiaries to dispose of the amount of shares necessary to reduce their ownership of NRE’s common stock to not exceed 9.8%. During the Extension Period, the Company or its subsidiaries may not acquire any shares of common stock if at such time the Company and its subsidiaries own more than 9.8% of NRE’s common stock or if such acquisition would result in the Company and its subsidiaries owning more than 9.8% of NRE’s common stock.

The Waiver Letter provides that if the Amended Management Agreement is terminated, the Company and its affiliates may not purchase any shares of NRE’s common stock to the extent the Company and its affiliates own (or would own as a result of such purchase) more than 9.8% of NRE’s capital stock. In the event the Company and its affiliates ownership is reduced to or below 9.8% after termination of the Amended Management Agreement, the Waiver Letter will automatically terminate for all purposes as of such time.

The foregoing description of the Waiver Letter is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Waiver Letter, which is included as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Management Agreement, dated as of November 9, 2017, between NorthStar Realty Europe Corp. and CNI NRE Advisors, LLC (incorporated by reference to Exhibit 10.1 to NorthStar Realty Europe Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed on November 10, 2017)

99.1	Waiver Letter between NorthStar Realty Europe Corp. and Colony NorthStar, Inc., dated as of November 9, 2017 (incorporated by reference to Exhibit 4 of the Company’s Schedule 13D/A filed on November 13, 2017)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Asset Management Agreement, dated as of November 9, 2017, between NorthStar Realty Europe Corp. and CNI NRE Advisors, LLC (incorporated by reference to Exhibit 10.1 to NorthStar Realty Europe Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed on November 10, 2017)

99.1	Waiver Letter between NorthStar Realty Europe Corp. and Colony NorthStar, Inc., dated as of November 9, 2017 (incorporated by reference to Exhibit 4 of the Company’s Schedule 13D/A filed on November 13, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017		COLONY NORTHSTAR, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders Executive Vice President, Chief Legal Officer and Secretary